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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Applix, Inc. on Form S-8 (File Nos. 33-89382, 33-87882, 33-87776, 333-2340,
333-06303, 333-16963 and 333-20853) of our report dated January 30, 1999 on our audits of the consolidated financial statements of Applix, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K.


                                       /s/ PricewaterhouseCoopers LLP
                                       -------------------------------
                                       PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 29, 1999